UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2012

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On June 26, 2012, Alpha Natural Resources, Inc. (the “Company”) entered into an amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement, dated as of May 19, 2011, by and among the Company, the lenders party thereto, the issuing banks party thereto, Citicorp North America, Inc. as administrative and collateral agent and Citigroup Global Markets Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint book managers (the “Credit Agreement”).  The Credit Agreement Amendment, among other things:

1)           replaces the maximum net leverage ratio covenant with a maximum net secured leverage ratio covenant through the end of 2014, relaxes the maximum net leverage ratio covenant for the first and second quarters of 2015, and relaxes the minimum interest coverage ratio covenant from the fourth quarter of 2012 through the end of 2013;

2)           adds a minimum liquidity covenant through the end of 2014;

3)           increases the applicable margin for borrowings under the Credit Agreement if the Company’s consolidated net leverage ratio is greater than 3.75 to 1.00 for the preceding fiscal quarter;

4)           modifies the requirements for incremental term loan or revolving credit facilities in excess of $500 million; and

5)           provides additional real property collateral to secure obligations under the Credit Agreement and certain hedging and cash management obligations with lenders and affiliates of lenders.

Accounts Receivable Securitization Facility Amendment

On June 26, 2012, ANR Receivables Funding, LLC (“ANR Receivables”) and Alpha Natural Resources, LLC (“ANR LLC”), each of which are subsidiaries of the Company, entered into an amendment (the “Receivables Purchase Agreement Amendment”) to the Second Amended and Restated Receivables Purchase Agreement, dated as of October 19, 2011, by and among ANR Receivables, ANR LLC, certain financial institutions from time to time parties thereto as conduit purchasers, committed purchasers, purchaser agents and LC Participants (as defined therein) and PNC Bank, National Association, as administrator and LC Bank (as defined therein) (the “Receivables Purchase Agreement”).  The Receivables Purchase Agreement Amendment, among other things, replaces the maximum net leverage ratio termination event with a termination event based on a maximum net secured leverage ratio through the end of 2014 and relaxes the maximum net leverage ratio termination event for the first and second quarters of 2015.

Qualification by Reference

The foregoing descriptions of the Credit Agreement Amendment, the Credit Agreement, the Receivables Purchase Agreement Amendment and the Receivables Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, as amended by the Credit Agreement Amendment, which is attached to this report as Exhibit 10.1, and by reference to the Receivables Purchase Agreement, as amended by the Receivables Purchase Agreement Amendment, which are attached to this report as Exhibit 10.2. The Credit Agreement Amendment and the Receivables Purchase Agreement Amendment are each incorporated herein by reference.  On June 27, 2012, the Company issued a press release regarding the Credit Agreement Amendment, the Credit Agreement, the Receivables Purchase Agreement Amendment and the Receivables Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1
Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of June 26, 2012, among Alpha Natural Resources, Inc., the guarantors party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2

Third Amendment to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 26, 2012, among ANR Receivables Funding, LLC, Alpha Natural Resources, LLC, the various financial institutions party thereto and PNC Bank, National Association.

99.1	Press release dated June 27, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

June 27, 2012	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of June 26, 2012, among Alpha Natural Resources, Inc., the guarantors party thereto, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.

10.2
Third Amendment to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 26, 2012, among ANR Receivables Funding, LLC, Alpha Natural Resources, LLC, the various financial institutions party thereto and PNC Bank, National Association.

99.1	Press release dated June 27, 2012.